UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 11, 2012

Date of Report (Date of earliest event reported)

INVIVO THERAPEUTICS HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-52089	36-4528166
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square, Suite B14402

Cambridge, Massachusetts 02139

(Address of Principal Executive Offices) (Zip Code)

(617) 863-5500

(Registrant’s telephone number, including area code)

One Broadway, 14th Floor

Cambridge, Massachusetts 02142

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2012, Dr. Edward D. Wirth, III notified InVivo Therapeutics Holdings Corp. (the “Company”) that he was resigning his position as Chief Science Officer of the Company, effective September 21, 2012. The Company’s Board of Directors has appointed Brian Hess, Director of Product Development of the Company, to serve as Interim Chief Science Officer commencing September 21, 2012.

Mr. Hess, a former Stryker biomaterials product development specialist, joined InVivo as its Director of Product Development in February 2012. As Director of Product Development, Mr. Hess is responsible for managing, developing and maintaining the pipeline for the entire portfolio of InVivo products.

Prior to joining the Company, Mr. Hess spent the previous eight years at Stryker developing biomaterial technologies for the orthopedic market, and he has led multiple product development teams through the FDA process. Mr. Hess was instrumental in developing HydroSet™, an injectable calcium phosphate based bone substitute, from concept to product launch. The product has become the market-leading bone scaffold, and Stryker awarded Mr. Hess and his team with “Best Technology” and “Best Team Synergy” for their work on this critical product. Mr. Hess also won several research and development awards during his tenure at Stryker. Most notably he was named “Co-Innovator of the Year” in 2010 within Stryker Orthopeadics.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVIVO THERAPEUTICS HOLDINGS CORP.

Date: September 17, 2012	By:	/s/ Frank M. Reynolds
Frank M. Reynolds
Chief Executive Officer